UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 29, 2016

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 29, 2016, Harmonic Inc. (the “Company”), through its wholly-owned subsidiary Harmonic International AG, a company organized under the laws of Switzerland (the “Purchaser”), completed its previously-announced acquisition of 100% of the share capital and voting rights of Thomson Video Networks, a company (société par actions simplifiée) organized under the laws of France (“TVN”), from Mr. Eric Louvet, Mr. Eric Gallier, Mr. Jean-Marc Guiot, Mr. Claude Perron, Mrs. Crystele Trévisan-Jallu, Mrs. Delphine Sauvion, Mr. Marc Procureur, Mr. Christophe Delahousse, Mr. Hervé Congard, Mr. Arnaud de Puyfontaine, FPCI Winch Capital 3, a fund (fonds professionnel de capital investissement) organized under the laws of France, Montalivet Networks , a company (société par actions simplifiée) organized under the laws of France, and FPCI CIC Mezzanine 3, a fund (fonds professionnel de capital investissement) organized under the laws of France (each a “Seller” and collectively, the “Sellers”), pursuant to a securities purchase agreement, dated February 11, 2016 (the “SPA”).
The Purchaser paid the Seller aggregate cash consideration of approximately $76.5 million. There may be additional post-closing payments in amounts respectively capped to (i) the difference between €76,000,000 (as converted from euros into U.S. dollars) and $75,000,000, with respect to an adjustment based on TVN’s 2015 revenue, and (ii) $5,000,000, with respect to an adjustment based on TVN’s 2015 backlog that ships during the first half of 2016, all of which at such times and under the circumstances set forth in the SPA.
A copy of the press release issued by the Company announcing the completion of the acquisition is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The above description of the SPA does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015. The SPA will be filed with the U.S. Securities and Exchange Commission (the “SEC”) to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about the Company, the Purchaser or TVN. In particular, the representations, warranties and covenants contained in the SPA (1) were made only for the purposes of those agreements and as of specific dates indicated therein, (2) were solely for the benefit of the parties to those agreements, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing those matters as facts, and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable investors. Moreover, information covering the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may not be fully reflected in public disclosures by the Company. Accordingly, investors should not read the SPA in isolation and instead only in conjunction with the other information about the Company, TVN and their respective subsidiaries that the Company includes in reports, statements and other filings that it makes with the SEC.
Statements in this Form 8-K, which are other than historical facts, are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the Private Securities Litigation Reform Act of 1995 and other related laws. While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2014 for some factors that could cause the actual results to differ from estimates. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any required financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

Any required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.    Description

99.1	Press Release of Harmonic Inc., issued on February 29, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR and Corporate Secretary

EXHIBIT INDEX
Exhibit No.    Description

99.1	Press Release of Harmonic Inc., issued on February 29, 2016